UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2019 (October 22, 2019)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2019, Assaf Ran, President and Chief Executive Officer of Manhattan Bridge Capital, Inc. (the “Company”), and the Company entered into a waiver agreement (the “Voluntary Salary Waiver”) pursuant to which Mr. Ran voluntarily agreed to waive his base salary, to be paid pursuant to his employment agreement, for the months of November and December 2019. As a result of the Voluntary Salary Waiver, Mr. Ran’s base salary for the year ending December 31, 2019 will total $254,166.67 in the aggregate.

This summary is qualified in its entirety by reference to the full text of the Voluntary Salary Waiver, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Voluntary Salary Waiver Letter Agreement dated October 22, 2019, by and between Manhattan Bridge Capital, Inc. and Assaf Ran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Date: October 23, 2019	By:	/s/ Vanessa Kao
	Name:	Vanessa Kao
	Title:	Chief Financial Officer